Voya Letterhead                                                                                 Exhibit 16(5)

U.S. Legal/Product Filing Unit

One Orange Way, C2N

Windsor, CT 06095

J. Neil McMurdie

Senior Counsel

Phone:  (860) 580-2824

Email:  neil.mcmurdie@voya.com

April 24, 2015

                                                                                                                                                EDGARLINK

United States Securities and Exchange Commission

100 F Street, NE, Room 1580

Washington, DC  20549

Re:      Voya Insurance and Annuity Company

            Form S-3 Initial Registration

            Prospectus Title:  Voya GoldenSelect Guarantee Annuity

Ladies and Gentlemen:

In my capacity as Senior Counsel for Voya Insurance and Annuity Company, an Iowa domiciled corporation (“Company”), I have supervised the preparation of the Registration Statement for the Voya GoldenSelect Guarantee Annuity available under certain variable annuity contracts (“Contracts”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

I am of the following opinion:

(1)           The Company is organized in accordance with the laws of the State of Iowa and is a duly authorized stock life insurance company under the laws of Iowa and the laws of those states in which the Company is admitted to do business;

(2)           The Company is authorized to issue Contracts in those states in which it is admitted and upon compliance with applicable local law;

(3)           The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms;

(4)           The interests in the Contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement.  In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ J. Neil McMurdie

J. Neil McMurdie

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